UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-42297	99-1116001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.01 par value	BLK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2025, BlackRock, Inc. (“BlackRock”) completed its underwritten public offering of €1,000,000,000 aggregate principal amount of 3.750% Notes due 2035 (the “Notes”) pursuant to the registration statement on Form S-3 (File Nos. 333-286025 and 333-286025-01), filed with the Securities and Exchange Commission on March 21, 2025. The Notes are BlackRock’s unsecured and unsubordinated debt obligations and are fully and unconditionally guaranteed, on a senior unsecured basis, by BlackRock Finance, Inc., a wholly owned subsidiary of BlackRock (“BlackRock Finance”).

The Notes were issued under the Indenture, dated as of April 3, 2025 (the “Base Indenture”), among BlackRock, BlackRock Finance and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of April 3, 2025 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among BlackRock, BlackRock Finance, the Trustee and The Bank of New York Mellon, London Branch, as paying agent.

The net proceeds of the offering are intended to be used for general corporate purposes, which may include repayment of any or all of BlackRock’s outstanding 1.25% Notes due 2025.

Prior to April 18, 2035 (three months prior to maturity date of the Notes) (the “Par Call Date”), BlackRock may redeem the Notes at its option, in whole, at any time, or in part, from time to time, at a “make-whole” redemption price (calculated as set forth in the Indenture and the Notes), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after the Par Call Date, BlackRock may redeem the Notes, in whole, at any time, or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. BlackRock may also redeem, in whole, but not in part, the Notes in the event of certain changes in the tax laws of the United States that would require BlackRock to pay “additional amounts” as described in the Indenture at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Each of the following constitutes an event of default under the Indenture: (1) BlackRock’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days; (2) BlackRock’s failure to pay any principal when due of such series at its maturity; (3) BlackRock’s or BlackRock Finance’s failure to observe or perform any other covenants or agreements of BlackRock or BlackRock Finance with respect to such debt securities for 90 days after receiving notice of such failure; (4) certain events of bankruptcy, insolvency or reorganization; or (5) BlackRock Finance’s guarantee ceasing to be in full force and effect or BlackRock Finance denying its obligations under the guarantee (in each case, other than in accordance with the terms of the Indenture or the such debt securities).

The Indenture includes requirements that must be met if BlackRock or BlackRock Finance consolidates or merges with, or sells all or substantially all of their assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and the Notes, a form of which is filed herewith as Exhibit 4.3 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated April 3, 2025, among BlackRock, Inc., BlackRock Finance, Inc. and The Bank of New York Mellon, as trustee.

4.2	First Supplemental Indenture, dated April 3, 2025, among BlackRock, Inc., BlackRock Finance, Inc., The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent.

4.3	Form of Note for the 3.750% Notes due 2035 (included in Exhibit 4.2).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ R. Andrew Dickson III
Date: April 3, 2025		R. Andrew Dickson III
Managing Director and Corporate Secretary